                                    Exhibit 1

                  Information Concerning Executive Officers and
                        Directors of Abbott Laboratories

         The current corporate officers and directors of Abbott Laboratories are listed below. The address of Abbott Laboratories is: Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-3500. Abbott Laboratories does not consider all of its corporate officers to be executive officers as defined by the Securities Exchange Act of 1934 or Releases thereunder. Unless otherwise indicated, all positions set forth below opposite an individual's name refer to positions within Abbott Laboratories, and the business address listed for each individual not principally employed by Abbott Laboratories is also the address of the corporation or other organization which principally employs that individual.


                                       POSITION/PRESENT PRINCIPAL
                                       OCCUPATION OR EMPLOYMENT
NAME                                   AND BUSINESS ADDRESS                                     CITIZENSHIP
CORPORATE OFFICERS

Miles D. White(1)                      Chairman of the Board and Chief Executive Officer        U.S.A.

Robert L. Parkinson Jr.(1)             President, Chief Operating Officer and Director          U.S.A.

Joy A. Amundson(1)                     Senior Vice President, Ross Products                     U.S.A.

Thomas D. Brown(1)                     Senior Vice President, Diagnostic Operations             U.S.A.

Gary P. Coughlan(1)                    Senior Vice President, Finance and Chief Financial       U.S.A.
                                       Officer

Jose M. de Lasa(1)                     Senior Vice President, Secretary and General             U.S.A.
                                       Counsel

William G. Dempsey(1)                  Senior Vice President, Chemical and                      U.S.A.
                                       Agricultural Products

Richard A. Gonzalez(1)                 Senior Vice President, Hospital Products                 U.S.A.

Arthur J. Higgins(1)                   Senior Vice President, Pharmaceutical Operations         United Kingdom


CORPORATE OFFICERS
CONTINUED

Thomas M. Wascoe(1)                    Senior Vice President, Human Resources                   U.S.A.

Josef Wendler(1)                       Senior Vice President, International Operations          Germany

Catherine V. Babington                 Vice President, Investor Relations and Public            U.S.A.
                                       Affairs

Patrick J. Balthrop                    Vice President, Diagnostic Commercial                    U.S.A.
                                       Operations

Mark E. Barmak                         Vice President, Litigation and Government                U.S.A.
                                       Affairs

Christopher B. Begley                  Vice President, Abbott Health Systems                    U.S.A.

Christopher A. Bleck                   Vice President, Pediatrics, Ross Products                U.S.A.

Douglas C. Bryant                      Vice President, Diagnostic Operations, Asia              U.S.A.
                                       and Pacific

Gary R. Byers                          Vice President, Internal Audit                           U.S.A.

Thomas F. Chen                         Vice President, Pacific, Asia, and Africa                U.S.A.
                                       Operations

Kenneth W. Farmer                      Vice President, Management Information                   U.S.A.
                                       Services and Administration

Edward J. Fiorentino                   Vice President, Pharmaceutical Products,                 U.S.A.
                                       Marketing, and Sales

Gary L. Flynn(1)                       Vice President and Controller                            U.S.A.

Thomas C. Freyman                      Vice President and Controller, Hospital Products         U.S.A.

Stephen R. Fussell                     Vice President, Compensation and Development             U.S.A.

David B. Goffredo                      Vice President, European Operations                      U.S.A.

Robert B. Hance                        Vice President, Diagnostic Operations, Europe, Africa    U.S.A.
                                       and Middle East

Guillermo A. Herrera                   Vice President, Latin America and Canada                 Colombia
                                       Operations

James J. Koziarz, Ph.D.                Vice President, Diagnostic Products Research             U.S.A.
                                       and Development

John M. Leonard                        Vice President, Pharmaceutical Development               U.S.A.

CORPORATE OFFICERS
CONTINUED

Greg Linder                            Vice President and Treasurer                             U.S.A.

John F. Lussen                         Vice President, Taxes                                    U.S.A.

Edward L. Michael                      Vice President, Diagnostic Assays and Systems            U.S.A.

Daniel W. Norbeck                      Vice President, Pharmaceutical Discovery                 U.S.A.

Edward A. Ogunro                       Vice President, Hospital Products Research and           U.S.A.
                                       Development

William H. Stadtlander                 Vice President, Ross Medical Nutritional Products        U.S.A.


Marcia A. Thomas                       Vice President, Quality Assurance and Regulatory         U.S.A.
                                       Affairs

Steven J. Weger                        Vice President, Corporate Planning and                   U.S.A.
                                       Development

Susan M. Widner                        Vice President, Diagnostic Operations, U.S. and Canada   U.S.A.

Lance B. Wyatt                         Vice President, Corporate Engineering                    U.S.A.


(1) Pursuant to Item 401(b) of Regulation S-K Abbott has identified these persons as "executive officers" within the meaning of Item 401(b).


NAME                                  POSITION/PRESENT PRINCIPAL
                                      OCCUPATION OR EMPLOYMENT
                                      AND BUSINESS ADDRESS                                      CITIZENSHIP
DIRECTORS

H. Laurance Fuller                    Co-Chairman,                                              U.S.A.
                                         BP Amoco, p.l.c.
                                         200 East Randolph Drive
                                         Mail Code 3000
                                         Chicago, Illinois 60601

David A. Jones                        Chairman of the Board                                     U.S.A.
                                         Humana Inc.
                                         500 W. Main Street
                                         Humana Building
                                         Louisville, Kentucky 40202

Jeffrey M. Leiden                     Professor of Medicine and Pathology                       U.S.A.
                                         University of Chicago Medical School
                                         5841 South Maryland Avenue
                                         Chicago, Illinois 60637

The Rt. Hon. the Lord                 Physician, Politician, and Businessman                    United Kingdom
Owen CH                                  House of Lords
                                         Westminster, London
                                         SW1A 0PW, England

Robert L. Parkinson                   Officer of Abbott                                         U.S.A.

Boone Powell, Jr.                     President and Chief Executive Officer                     U.S.A.
                                        Baylor Health Care System and
                                        Baylor University Medical Center,
                                        Vice President, Baylor University
                                        3500 Gaston Avenue
                                        Dallas, Texas 75246


DIRECTORS - CONTINUED

Addison Barry Rand                    Former Executive Vice President                           U.S.A.
                                         Xerox Corporation
                                         800 Long Ridge Road
                                         Stamford, Connecticut 06904-1600

Dr. W. Ann Reynolds                   President                                                 U.S.A.
                                         The University of Alabama at Birmingham
                                         701 S. 20th Street
                                          Birmingham, Alabama 35294-0110

Roy S. Roberts                        Vice President and Group Executive                        U.S.A.
                                      North American Vehicle Sales, Service and Marketing
                                        General Motors Corporation
                                         100 Renaissance Center
                                         Mail Code 482-A30-D10
                                         Detroit, Michigan 48243

William D. Smithburg                  Retired Chairman, President and Chief
                                         Executive Officer                                      U.S.A.
                                         The Quaker Oats Company
                                          676 N. Michigan Avenue
                                          Suite 3860

                                         Chicago, Illinois 60611

John R. Walter                        Retired Chairman, President and Chief Executive Officer   U.S.A.
                                         AT & T Corporation
                                         401 North Ahwahnee Road
                                         Lake Forest, Illinois 60045

William L. Weiss                      Chairman Emeritus, Ameritech Corporation                  U.S.A.
                                         One First National Plaza
                                     Suite 2530C
                                     Chicago, Illinois 60603-2006

Miles D. White                        Officer of Abbott                                         U.S.A.

